Exhibit 99.1

VRINGO ANNOUNCES CREATION OF JOINT VENTURE WITH FORMER CTO

Andrew Lang to Start New Company as a Vringo Subsidiary

NEW YORK – June 24, 2015 - Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of intellectual property, today announced that Andrew "Ken" Lang and Vringo will form a new company as a Vringo subsidiary.

"The intention of this new venture is to develop and commercialize innovative technologies in the mobile, security, digital currency, and trusted computing and communication infrastructure spaces," said Andrew Lang, Head of Technology.

Mr. Lang continued, "I believe that the computing and communication infrastructures available today suffer from many existing security problems, and I plan to address these threats with novel technology solutions in this new venture.  Among these problems is the ease with which criminals can attack communications platforms, or simply take down a service via a Distributed Denial of Service (DDOS) attack.  I believe the cloud computing platforms available today are too vulnerable, and the friction to adopt new secure technologies is still too high for them to become popular.  Social media has unleashed powerful new ways to communicate but at the same time has increased our vulnerability.  My new initiative together with Vringo will seek to provide solutions to these security threats. I look forward to providing more specific information about these solutions as the initiative reaches key milestones."

Vringo will retain a 51% ownership in the new venture and Mr. Lang will remain at Vringo in the capacity of Head of Technology. Mr. Lang resigns from the board of directors effective June 22, 2015 and has agreed to a significant reduction in salary, effective immediately. In addition, members of management have volunteered to defer vesting of restricted stock units to a later date in 2016.

Andrew Perlman, Chief Executive Officer of Vringo, said, "We are excited to partner with Ken on this new venture. It is directly in line with our goal to build shareholder value through partnerships to develop technology.

We remain highly focused on our global litigation efforts against ZTE, as well as obtaining fair and reasonable licenses to our intellectual property portfolio, which we believe our patents merit. We also await the outcome of our writ of certiorari to the Supreme Court with respect to I/P Engine's litigation against Google, in which both i4i and the Boston Patent Law Association filed amicus briefs in support of I/P Engine last week," Mr. Perlman continued.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of intellectual property and mobile technologies.  Vringo's intellectual property portfolio consists of over 600 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies.  The patents and patent applications have been developed internally, and acquired from third parties.  For more information, visit:www.vringo.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; our inability to protect our intellectual property rights; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our combined operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; the future success of Infomedia and our ability to receive value from its stock; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC on March 16, 2015.  Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com